UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATSON, INC.

(Exact Name of Registrant as Specified in the Charter)

Hawaii	99-0032630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, HI 96819

(Address of principal executive offices) (Zip Code)

Matson, Inc. 2016 Incentive Compensation Plan

(Full title of the plan)

Vicente S. Angoco, Jr.
Senior Vice President

Matson, Inc.

1411 Sand Island Parkway

Honolulu, HI 96819
(808) 848-1211
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Doug Smith	Stephen W. Fackler
Gibson, Dunn & Crutcher LLP	Gibson, Dunn & Crutcher LLP
555 Mission St.	1881 Page Mill Road
San Francisco, CA 94105	Palo Alto, CA 94304
(415) 393-8200	(650) 849-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	2,500,000 shares	$33.03	$82,575,000	$8,316

(1)         In addition to the number of shares of Matson, Inc. common stock, no par value (“Common Stock”) stated above, this Registration Statement (the “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the Matson, Inc. 2016 Incentive Compensation Plan (the “Plan”).

(2)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become available under the Plan because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 17, 2016.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Matson, Inc., a Hawaii corporation (the “Company” or the “Registrant”), relating to 2,500,000 shares of Common Stock, issuable to eligible individuals under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information*

Item 2.                                                         Registrant Information and Employee Plan Annual Information*

*                                         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the “SEC” and the “Commission”) pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                 The Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which the Company filed with the Commission on February 26, 2016;

(2)                                 The Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2016, which the Company filed with the Commission on May 5, 2016;

(3)                                 All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(4)                                 The Registrant’s Amended and Restated Articles of Incorporation filed with the Commission on August 9, 2012 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, together with the Articles of Amendment to Change Corporate Name filed with the Commission on October 26, 2012 as Exhibit 4.2 to the Registrant’s Form S-8 (collectively, the “Charter”), in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.                                                         Description of Securities

Not Applicable.

Item 5.                                                         Interests of Named Experts and Counsel

Not Applicable.

Item 6.                                                         Indemnification of Directors and Officers

The indemnity provisions of the Registrant’s Charter require the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Section 414-242 of the Hawaii Business Corporation Act (the “HBCA”) provides that a corporation may indemnify a director, who is a party to a proceeding in his/her capacity as a director of the corporation, against liability incurred in the proceeding if the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation and (A) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful, or (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.  To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party in his/her capacity as director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director, who is a party to a proceeding in his/her capacity as a director of the corporation, if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Furthermore, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made; (ii) by special legal counsel; or (iii) by a majority vote of the shareholders.

Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer, who is a party to a proceeding because the officer is an officer of the corporation, to the same extent such indemnification may be provided to a director, and if the person is an officer, but not a director, to such extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

The above described provision applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer. Furthermore, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

The Registrant maintains policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Item 7.                                                         Exemption from Registration Claimed

Not Applicable.

Item 8.                                                         Exhibits

Exhibit No.	Description

4.1

Amended and Restated Articles of Incorporation of Matson, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012 (SEC file number 001-34187))

4.2	Articles of Amendment to Change Corporate Name (incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-8 filed with the SEC on October 26, 2012 (SEC file number 333-184623))

4.3

Amended and Restated Bylaws of Matson, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2013 (SEC file number 001-34187))

5.1	Opinion and consent of Goodsill Anderson Quinn & Stifel

10.1

Matson, Inc. 2016 Incentive Compensation Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2016 (SEC file number 001-34187))

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

Item 9.                                                         Undertakings.

A.            The Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

B.            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 23rd day of June, 2016.

MATSON, INC.

By:	/s/ Matthew J. Cox
Matthew J. Cox
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew J. Cox and Joel M. Wine, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act to register additional Awards, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Matthew J. Cox	President, Chief Executive Officer and Director	June 23, 2016
Matthew J. Cox	(Principal Executive Officer)

/s/ Joel M. Wine	Senior Vice President and Chief Financial Officer	June 23, 2016
Joel M. Wine	(Principal Financial Officer)

/s/ Dale B. Hendler	Vice President and Controller	June 23, 2016
Dale B. Hendler	(Principal Accounting Officer)

/s/ Walter A. Dods, Jr.	Chairman of the Board and Director	June 23, 2016
Walter A. Dods Jr.

/s/ W. Blake Baird	Director	June 23, 2016
W. Blake Baird

/s/ Michael J. Chun	Director	June 23, 2016
Michael J. Chun

/s/ Thomas B. Fargo	Director	June 23, 2016
Thomas B. Fargo

/s/ Constance H. Lau	Director	June 23, 2016
Constance H. Lau

/s/ Jeffrey N. Watanabe	Director	June 23, 2016
Jeffrey N. Watanabe

Exhibit No.	Description

4.1

Amended and Restated Articles of Incorporation of Matson, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012 (SEC file number 001-34187))

4.2	Articles of Amendment to Change Corporate Name (incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-8 filed with the SEC on October 26, 2012 (SEC file number 333-184623))

4.3

Amended and Restated Bylaws of Matson, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2013 (SEC file number 001-34187))

5.1	Opinion and consent of Goodsill Anderson Quinn & Stifel

10.1

Matson, Inc. 2016 Incentive Compensation Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2016 (SEC file number 001-34187))

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)